UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: February 5, 2013

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway, Suite 200 Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2013, Imperva, Inc. (“Imperva”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2012 and providing its business outlook. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report, including Exhibit 99.01 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Management Bonus Plan

On February 5, 2013, the Compensation Committee of Imperva approved and adopted a senior management bonus plan for 2013 (the “2013 Bonus Plan”) to provide incentive to executive officers of Imperva. Each of Imperva’s named executive officers other than Ralph Pisani, Imperva’s Senior Vice President of Worldwide Sales is a participant in the 2013 Bonus Plan.

The 2013 Bonus Plan focuses on revenues, operating expenses and operating income. The cash bonus portion of the 2013 Bonus Plan applies to all named executive officers other than Mr. Pisani. Under the 2013 Bonus Plan, each eligible named executive officer is eligible to receive a quarterly bonus equal to the sum of the Quarterly Revenues Bonus and the Quarterly Operating Expenses Bonus, each as defined below, and weights Imperva’s quarterly revenues performance and Imperva’s quarterly operating expense performance equally with respect to the total bonus amount payable to such eligible named executive officer in each quarter. The maximum quarterly bonus amount for each eligible named executive officer is set forth in the table below, provided that the Compensation Committee has not determined to reduce such bonus:

Executive Officer	Quarterly Bonus Amount
President and Chief Executive Officer	$75,000
Chief Financial Officer	$28,125
Senior Vice President and General Counsel	$28,750

The “Quarterly Revenues Bonus” is equal to the Quarterly Bonus Amount specified in the table above, multiplied by 50%, multiplied by the Quarterly Revenues Bonus, determined as follows:

Quarterly Revenues Bonus Percentage	Percentage Achievement Relative to Quarterly Revenue Target (in accordance with the Company’s internal operating plan)
100%	> 100%
90%	> 99% and < 100%
80%	> 98% and < 99%
70%	> 97% and < 98%
0%	< 97%

The “Quarterly Operating Expenses Bonus” is equal to the Quarterly Bonus Amount specified in the table above, multiplied by 50%, multiplied by the Quarterly Operating Expenses Bonus Percentage, determined as follows:

Quarterly Operating Expenses Bonus Percentage	Percentage of Expenses Relative to Quarterly Operating Expenses Target (in accordance with the Company’s internal operating plan)
100%	< 100%
90%	> 100% and < 101%
80%	> 101% and < 102%
70%	> 102% and < 103%
0%	> 103%

No cash bonus (neither a Quarterly Revenues Bonus, nor a Quarterly Operating Expenses Bonus) will be payable under the cash bonus plan in any quarter to any eligible executive officer if (a) Imperva does not achieve at least 97% of its quarterly revenues target or (b) Imperva’s quarterly operating expenses are more than 103% of its quarterly operating expenses target.

Further, to the extent that either the Quarterly Revenues Bonus Percentage or the Quarterly Operating Expenses Bonus Percentage as determined in accordance with the paragraphs above is less than 100%, then both the Quarterly Revenues Bonus and the Quarterly Operating Expenses Bonus will be paid as if each such percentage was achieved and paid at the average of the two percentages.

In addition, under the 2013 Bonus Plan, each executive officer, other than Mr. Pisani, is eligible to receive a supplemental cash bonus in the event Imperva overachieves its annual revenues target and its annual operating income target. The amount of the pool for the supplemental cash bonus (the “Aggregate Supplemental Bonus Amount”) will equal:

•	for each full percent above the annual revenues target at the 100% level, 3.5% of the excess amount above such annual revenues target; plus

•	for each full percent above the annual operating income target at the 100% level, 3.5% of the excess amount above such annual operating income target.

In the event that Imperva meets only the annual revenues target but not the annual operating income target, or vice versa, or overachieves at different levels, then the Aggregate Supplemental Bonus Amount, if any, will be determined based on the level at which both the revenues target and operating income target have been met. For example, if Imperva achieves 103% of the annual revenues target and 102% of the annual operating income target, the Aggregate Supplemental Bonus Amount will be equal to 7.0% of the amount that Imperva achieves in excess of the annual revenues target, plus 7.0% of the amount that Imperva achieves in excess of the annual operating income target. The amount of the supplemental bonus payable to each eligible named executive officer is the Aggregate Supplemental Bonus Amount, multiplied by the Supplemental Bonus Percentage specified in the table below, provided that the Compensation Committee has not determined to reduce such bonus.

Executive Officer	Supplemental Bonus %
President and Chief Executive Officer	15.11%
Chief Financial Officer	15.11%
Senior Vice President and General Counsel	15.11%

No supplemental cash bonus will be payable to any eligible named executive officer if the Quarterly Revenues Bonus or the Quarterly Operating Expenses Bonus is not payable in any quarter.

The 2013 Bonus Plan also provides for a pool of shares of common stock to be granted to Imperva’s executive officers on the achievement of the targeted revenues and operating income goals. The size of the equity pool will be determined by the Compensation Committee in connection with the year-end review based on the number of executive officers participating, the cumulative achievement of quarterly revenues and operating income targets within the fiscal year, the relative retention value of existing grants held by executive officers and in recognition of our benchmark targets in light of updated compensation data from our compensation consultant, as well as other factors. Imperva anticipates that equity awards under the 2013 Bonus Plan will be granted in the first quarter of 2014. The 2013 Bonus Plan will be administered, and cash bonus and equity awards under the plan determined, in the same manner as for Imperva’s bonus plan for 2012.

Pisani Sales Compensation Plan

On February 5, 2013, the Compensation Committee also approved the 2013 sales compensation plan with Mr. Pisani, with a base salary of $245,000 and a cash bonus opportunity of $245,000. Under the sales compensation plan with Mr. Pisani, 80% of his cash bonus opportunity is based on customer bookings and 20% of his cash bonus opportunity is based on profitability. For achievement of up to 100% of target, Mr. Pisani will receive commissions of 0.12% of customer bookings, for achievement between 100% and 110% of target, Mr. Pisani will receive commissions of 0.17% of customer bookings and for achievement greater than 110%, Mr. Pisani will receive commissions of 0.23% of customer bookings. For purposes of the sales compensation plan, “profitability” is calculated by subtracting direct sales operating expenses from the Company’s revenue. Other than as described in this paragraph, the 2013 sales compensation plan for Mr. Pisani will be administered in the same manner as for the sales compensation plan for Mr. Pisani for 2012.

Salary and Bonus Target Adjustments

On February 5, 2013, the Compensation Committee also approved an increase to the base salary of Messrs. Kramer and Schmid and Ms. Phi from $250,000 to $300,000, $250,000 to $280,000 and $240,000 to $250,000, respectively; and approved an increase to the annual bonus target for Messrs. Kramer and Schmid from $250,000 to $300,000 and $50,000 to $112,500, respectively, in each case effective January 1, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.01	Press release issued by Imperva, Inc., dated February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: February 7, 2013

EXHIBIT INDEX

Number	Description

99.01	Press release issued by Imperva, Inc., dated February 7, 2013.